UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On July 17, 2007, the Board of Directors of Northern Trust Corporation (the “Corporation”) adopted an amendment to Article XI of the Corporation’s By-laws. A copy of the By-laws of the Corporation, as amended, is filed as Exhibit 3.1 and incorporated herein by reference.

The amendment to Article XI of the By-laws provides for the issuance and transfer of uncertificated shares. The amendment enables the Corporation to participate in the Direct Registration System (the “DRS”), as required by rules recently adopted by the NASDAQ Stock Market LLC. The DRS allows investors to have securities registered in their names without the issuance of physical certificates and further allows investors to transfer securities electronically to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to the By-laws also provides that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Corporation.

The amendment took effect upon adoption by the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	By-laws, as amended through July 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date: July 18, 2007	By:	/s/ Kelly R. Welsh
Kelly R. Welsh
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	By-laws, as amended through July 17, 2007.